UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2009, HF Financial Corp. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Elimination, which, effective upon filing, eliminated from the Company’s Certificate of Incorporation all matters set forth in the respective Certificate of Designations with respect to (a) its Series A Junior Participating Preferred Stock and (b) its Fixed Rate Cumulative Perpetual Preferred Stock, Series A all of which were repurchased by the Company on June 3, 2009, as previously disclosed (collectively, the “Preferred Stock”).  No shares of the Preferred Stock were issued and outstanding at the time of the filing of the Certificate of Elimination.  The filing of the Certificate of Elimination was authorized by the Board of Directors of the Company on August 11, 2009 in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

On August 14, 2009, the Company filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation as adopted by the Board of Directors of the Company on August 11, 2009 in accordance with the DGCL, which, effective upon filing, only restates and integrates into a single instrument all prior amendments to the Certificate of Incorporation.

A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and incorporated into this Item 5.03 by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)        Exhibits

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock and Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of HF Financial Corp.

3.2	Restated Certificate of Incorporation of HF Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	August 17, 2009	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date:	August 17, 2009	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock and Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of HF Financial Corp.
3.2	Restated Certificate of Incorporation of HF Financial Corp.